J.P. Morgan Mortgage Acquisition Trust 2006-CH2

Asset Backed Pass-Through Certificates, Series 2006-CH2

$[ ] (Approximate)

Subject to Revision

November 14, 2006 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$[ ] (Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-CH2

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Chase Home Finance LLC

Originator

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2006-CH2

November 14, 2006

Expected Timing:	Pricing Date:	On or about November [17], 2006
	Closing Date:	On or about December [14], 2006
	First Payment Date:	December 26, 2006, or first business day thereafter

Structure:	Bond Structure	$[ ] (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Computational Materials for
JPMAC 2006-CH2

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$2,023,752,164	$13,820	$1,019,208
Average Scheduled Principal Balance:	$195,834
Number of Mortgage Loans:	10,334

Weighted Average Gross Coupon:	7.766%	5.500%	12.575%
Weighted Average Fico Score:	636	500	819
Weighted Average Combined Original LTV:	77.51%	6.76%	100.00%
Weighted Average DTI:	40.75%	0.50%	57.00%

Weighted Average Original Term: (mos)	337	60	360
Weighted Average Stated Remaining Term: (mos)	332	52	358
Weighted Average Seasoning: (mos)	5	2	10

Margin:	4.892%	0.975%	8.900%
Minimum Mortgage Rate:	7.767%	5.500%	12.375%
Maximum Mortgage Rate:	14.767%	12.500%	19.375%
Initial Periodic Cap:	2.985%	1.500%	3.000%
Periodic Cap:	1.436%	1.000%	1.500%
Next Rate Adj.(mos):	26	14	58

Maturity Date:		March 10, 2011	September 15, 2036
Maximum ZIP Code Concentration:	33177(0.38%)

ARM:	64.38%
Fixed Rate:	35.62%

Interest Only:	3.37%	Single Family:	71.46%
Not Interest Only:	96.63%	Multi Family:	9.70%
Weighted Average IO Term	60	Condo:	8.33%
		Planned Unit Development:	10.48%

First Lien:	100.00%	Top 5 States:
Second Lien:	0.00%	Florida	22.38%
		California	13.20%
Stated Income:	53.23%	New Jersey	9.40%
Full Documentation:	45.48%	New York	5.77%
12 Month Bank Statement:	1.15%	Illinois	5.09%
Reduced Documentation:	0.15%

Purchase:	31.68%
Cash Out Refinance:	65.14%
Rate/Term Refinance:	3.18%

Owner:	96.35%
Non-Owner:	3.04%
Second Home:	0.61%

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	396	$15,116,902.59	0.75%	9.662%	280	61.65%	591	33.36%
50,001 - 100,000	1,504	115,103,141.16	5.69	8.637	308	72.70	614	37.56
100,001 - 150,000	2,176	275,159,322.29	13.60	7.965	319	75.92	625	39.53
150,001 - 200,000	2,095	365,313,844.69	18.05	7.718	328	76.81	632	40.65
200,001 - 250,000	1,530	342,564,914.36	16.93	7.698	333	77.90	635	40.82
250,001 - 300,000	983	269,669,994.01	13.33	7.617	340	77.78	640	41.82
300,001 - 350,000	658	212,632,739.51	10.51	7.584	338	79.53	644	42.06
350,001 - 400,000	454	170,568,487.72	8.43	7.624	343	79.57	648	42.04
400,001 - 450,000	223	94,630,204.85	4.68	7.630	347	80.23	651	41.40
450,001 - 500,000	201	96,277,693.03	4.76	7.697	348	79.77	644	41.19
500,001 - 550,000	52	27,280,248.34	1.35	7.322	335	79.99	667	40.41
550,001 - 600,000	35	20,080,745.44	0.99	7.378	345	77.79	669	39.18
600,001 - 650,000	14	8,780,779.26	0.43	7.510	355	78.65	682	40.77
650,001 - 700,000	3	2,014,379.90	0.10	7.472	297	79.89	685	45.20
700,001 - 750,000	4	2,986,965.01	0.15	6.819	355	62.79	600	37.03
850,001 - 900,000	2	1,739,227.86	0.09	9.195	357	55.84	573	33.18
900,001 - 950,000	3	2,813,366.80	0.14	8.126	357	79.98	648	34.01
1,000,001 or greater	1	1,019,207.55	0.05	9.358	356	82.93	665	49.47
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	171	$43,414,551.84	2.15%	5.850%	345	70.84%	693	39.81%
6.000 - 6.499	570	130,274,615.41	6.44	6.287	336	74.02	677	41.78
6.500 - 6.999	1,511	344,285,351.83	17.01	6.785	331	75.49	663	41.17
7.000 - 7.499	1,494	326,638,248.36	16.14	7.265	333	77.53	654	41.47
7.500 - 7.999	2,308	476,305,071.99	23.54	7.752	329	77.91	635	40.75
8.000 - 8.499	1,236	240,668,320.25	11.89	8.239	333	78.12	623	40.67
8.500 - 8.999	1,332	232,616,125.56	11.49	8.736	330	79.64	603	40.04
9.000 - 9.499	612	98,360,280.58	4.86	9.239	341	79.67	595	40.35
9.500 - 9.999	603	82,393,149.42	4.07	9.718	336	79.84	582	39.30
10.000 - 10.499	214	24,196,515.38	1.20	10.209	337	80.58	581	39.43
10.500 - 10.999	171	15,789,208.71	0.78	10.709	333	85.14	599	36.78
11.000 - 11.499	52	4,415,786.12	0.22	11.170	328	79.96	585	35.73
11.500 - 11.999	51	4,010,630.00	0.20	11.713	334	74.77	570	37.70
12.000 - 12.499	8	320,657.54	0.02	12.197	336	64.79	556	31.69
12.500 - 12.999	1	63,651.38	0.00	12.575	357	74.94	569	20.99
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	502	$85,427,746.92	4.22%	8.858%	340	69.71%	513	41.21%
525 - 549	761	125,785,858.41	6.22	8.598	335	70.75	537	40.60
550 - 574	960	158,600,786.31	7.84	8.339	332	73.55	563	39.89
575 - 599	972	169,038,151.74	8.35	8.145	332	74.29	587	40.38
600 - 624	1,408	269,716,107.37	13.33	7.855	335	77.84	612	40.29
625 - 649	1,612	322,103,057.11	15.92	7.720	326	79.67	638	41.19
650 - 674	1,719	360,128,518.61	17.80	7.511	334	79.96	662	41.12
675 - 699	1,152	250,772,073.84	12.39	7.317	336	80.00	686	40.80
700 - 724	614	135,225,432.35	6.68	7.267	330	79.64	711	41.05
725 - 749	344	80,435,925.32	3.97	7.199	331	79.52	736	41.16
750 - 774	184	42,814,319.88	2.12	7.123	333	78.38	760	40.26
775 - 799	79	17,531,309.18	0.87	6.959	316	72.78	786	39.03
800 - 824	27	6,172,877.33	0.31	7.273	308	75.74	807	39.30
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	736	$91,460,636.97	4.52%	7.834%	320	40.25%	606	38.89%
50.01 - 55.00	285	45,779,922.42	2.26	7.523	322	52.63	617	39.19
55.01 - 60.00	390	73,159,458.57	3.62	7.541	325	57.97	610	39.81
60.01 - 65.00	498	90,358,984.51	4.46	7.583	333	62.98	606	39.21
65.01 - 70.00	892	168,703,949.53	8.34	7.777	335	68.87	604	39.80
70.01 - 75.00	770	151,591,528.82	7.49	7.772	331	74.15	616	40.01
75.01 - 80.00	3,461	747,640,314.32	36.94	7.523	339	79.81	659	41.32
80.01 - 85.00	1,256	254,625,797.00	12.58	7.753	328	84.46	635	41.40
85.01 - 90.00	1,231	262,718,456.99	12.98	8.048	328	89.55	629	41.05
90.01 - 95.00	507	92,521,777.48	4.57	8.583	327	94.70	645	41.38
95.01 - 100.00	308	45,191,337.76	2.23	9.309	323	99.88	666	40.54
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
60	8	$278,617.31	0.01%	9.251%	55	40.17%	597	37.94%
72	3	164,577.91	0.01	8.890	67	43.71	583	50.53
78	1	15,633.54	0.00	9.575	68	16.80	578	44.00
84	1	26,553.67	0.00	10.425	79	44.68	590	30.00
96	2	110,119.22	0.01	8.792	90	51.49	624	41.86
120	54	3,531,548.74	0.17	8.286	114	56.47	605	36.45
132	1	25,529.70	0.00	9.900	128	34.44	553	27.76
144	4	279,124.06	0.01	9.141	139	77.09	613	24.77
180	1,314	214,148,106.70	10.58	7.780	176	78.93	643	39.80
192	1	108,592.63	0.01	8.240	187	72.37	564	34.00
204	2	134,805.16	0.01	7.891	197	46.63	700	49.28
216	2	517,772.04	0.03	6.684	212	71.79	680	45.56
228	3	407,924.97	0.02	8.443	224	73.00	532	45.74
240	440	52,763,952.60	2.61	7.627	234	66.58	626	37.92
300	23	3,262,143.25	0.16	7.882	294	72.57	600	37.64
342	1	123,266.08	0.01	8.295	333	89.93	679	22.00
360	8,474	1,747,853,896.79	86.37	7.766	355	77.73	636	40.97
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 60	8	$278,617.31	0.01%	9.251%	55	40.17%	597	37.94%
61 - 120	61	3,848,433.08	0.19	8.346	111	55.54	605	37.19
121 - 180	1,319	214,452,760.46	10.60	7.782	176	78.92	643	39.78
181 - 240	448	53,933,047.40	2.67	7.626	234	66.64	626	38.07
241 - 300	23	3,262,143.25	0.16	7.882	294	72.57	600	37.64
301 - 360	8,475	1,747,977,162.87	86.37	7.766	355	77.73	636	40.97
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	407	$65,126,631.02	3.22%	8.022%	326	74.98%	627	14.94%
20.01 - 25.00	468	70,270,378.31	3.47	7.993	324	73.41	624	23.08
25.01 - 30.00	751	124,036,243.59	6.13	7.864	325	75.84	628	28.07
30.01 - 35.00	1,225	224,289,216.08	11.08	7.821	330	76.61	635	33.04
35.01 - 40.00	1,735	344,277,917.75	17.01	7.747	333	77.82	641	38.04
40.01 - 45.00	2,280	467,437,202.99	23.10	7.718	334	78.09	644	42.94
45.01 - 50.00	2,598	538,394,856.48	26.60	7.735	333	78.28	638	47.85
50.01 - 55.00	853	185,526,057.77	9.17	7.705	337	77.89	621	52.84
55.01 - 60.00	17	4,393,660.38	0.22	7.614	324	76.54	632	56.13
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	5,979	$1,302,910,944.91	64.38%	7.768%	355	78.56%	634	41.10%
Fixed Rate Mortgage	4,355	720,841,219.46	35.62	7.762	292	75.60	640	40.11
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
15/30 Balloon	1,070	$190,610,824.22	9.42%	7.751%	177	80.48%	645	40.19%
2/28 ARM	1,549	329,032,630.51	16.26	8.257	355	77.23	612	40.60
2/28 ARM Balloon	1,841	435,034,651.27	21.50	7.551	355	80.49	656	41.44
30/40 Balloon	372	81,202,059.22	4.01	7.586	356	78.88	657	41.31
3/27 ARM	832	160,376,080.86	7.92	8.246	354	76.34	598	40.66
3/27 ARM Balloon	1,182	274,645,195.42	13.57	7.215	355	79.91	656	41.62
5/25 ARM	419	73,230,624.92	3.62	7.930	354	73.49	602	40.24
5/25 ARM Balloon	156	30,591,761.93	1.51	7.656	356	77.03	632	41.49
Fixed	2,629	380,954,279.93	18.82	7.837	324	72.01	631	39.67
Fixed IO	284	68,074,056.09	3.36	7.587	356	78.16	662	40.89
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	10,049	$1,955,535,708.28	96.63%	7.772%	332	77.48%	635	40.74%
Interest Only	285	68,216,456.09	3.37	7.586	356	78.16	662	40.91
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	10,049	$1,955,535,708.28	96.63%	7.772%	332	77.48%	635	40.74%
60	285	68,216,456.09	3.37	7.586	356	78.16	662	40.91
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,508	$547,947,512.07	27.08%	8.230%	345	76.91%	627	40.57%
12	126	36,257,409.49	1.79	7.697	302	78.50	662	39.76
24	1,865	394,708,784.59	19.50	7.661	352	79.71	639	41.40
36	2,957	615,889,754.27	30.43	7.484	324	79.08	645	41.07
60	2,878	428,948,703.95	21.20	7.679	314	73.91	630	40.00
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Stated Income	5,008	$1,077,216,861.99	53.23%	7.851%	338	77.61%	649	39.93%
Full Documentation	5,206	920,312,390.33	45.48	7.658	326	77.35	622	41.80
12 Month Bank Statement	101	23,261,651.10	1.15	7.990	321	79.78	620	37.16
Reduced Documentation	19	2,961,260.95	0.15	8.525	324	71.14	613	40.60
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Cash Out Refinance	7,050	$1,318,247,219.14	65.14%	7.876%	329	75.57%	619	40.63%
Purchase	2,950	641,117,890.21	31.68	7.560	341	81.47	672	40.88
Rate/Term Refinance	334	64,387,055.02	3.18	7.555	319	77.65	644	41.83
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	7,698	$1,446,133,445.85	71.46%	7.790%	330	77.39%	632	40.99%
Planned Unit Development	914	212,086,000.31	10.48	7.553	337	78.60	642	41.42
Multi Family	784	196,353,612.81	9.70	7.844	340	75.79	649	38.22
Condo Low Rise	931	168,479,585.49	8.33	7.722	343	79.22	653	40.82
Coop	7	699,519.91	0.03	10.183	356	52.36	586	41.89
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary Home	9,769	$1,949,894,623.66	96.35%	7.736%	333	77.70%	636	40.79%
Investment	477	61,423,896.30	3.04	8.553	327	73.12	643	39.39
Second Home	88	12,433,644.41	0.61	8.597	320	68.83	602	40.82
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Geographic Location	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	86	$7,276,033.33	0.36%	8.737%	305	82.11%	608	36.90%
Arizona	457	88,417,209.99	4.37	7.636	344	75.55	633	40.09
Arkansas	17	1,585,537.49	0.08	9.559	330	81.79	600	32.77
California	868	267,196,301.57	13.20	7.182	348	73.57	654	42.26
Colorado	154	30,651,318.16	1.51	7.699	321	82.24	643	39.90
Connecticut	159	35,505,252.84	1.75	7.877	329	77.08	625	40.36
Delaware	43	8,033,256.50	0.40	7.667	316	75.54	630	39.74
District Of Columbia	31	7,385,886.02	0.36	7.687	335	67.80	610	42.90
Florida	2,313	452,987,857.04	22.38	7.680	330	76.76	640	41.17
Georgia	113	17,922,234.83	0.89	8.630	341	83.40	620	40.03
Hawaii	5	1,631,696.13	0.08	7.067	354	68.74	683	43.76
Idaho	24	4,181,901.96	0.21	7.944	289	85.30	649	39.59
Illinois	559	102,925,237.64	5.09	7.914	329	78.04	632	40.60
Indiana	123	13,038,085.39	0.64	8.454	295	82.15	635	39.25
Iowa	5	453,364.48	0.02	7.649	242	79.01	678	26.72
Kansas	35	4,249,089.23	0.21	7.903	257	84.08	634	36.29
Kentucky	100	11,589,581.79	0.57	8.295	319	81.28	628	39.29
Louisiana	162	18,258,518.13	0.90	8.578	302	80.41	610	37.98
Maine	29	4,777,003.97	0.24	7.699	321	81.23	618	37.92
Maryland	411	92,497,764.11	4.57	7.386	332	75.30	626	41.03
Massachusetts	210	52,543,141.75	2.60	8.002	349	77.18	635	41.68
Michigan	316	38,824,387.28	1.92	8.435	312	81.95	636	39.09
Minnesota	308	60,605,857.88	2.99	7.304	322	82.07	656	40.78
Mississippi	65	5,410,474.15	0.27	8.624	310	82.33	602	40.95
Missouri	294	40,868,621.05	2.02	8.007	320	84.90	631	39.73
Montana	7	1,050,186.34	0.05	9.115	302	80.85	631	33.18
Nebraska	12	1,397,924.14	0.07	8.012	265	85.07	614	37.66
Nevada	65	14,979,138.41	0.74	7.548	350	78.67	624	40.46
New Hampshire	42	9,253,360.02	0.46	7.860	347	81.79	643	39.22
New Jersey	804	190,249,820.34	9.40	8.153	347	77.02	629	40.19
New Mexico	36	6,155,184.52	0.30	8.320	299	77.83	617	39.98
New York	417	116,842,105.24	5.77	8.025	336	75.42	639	41.24
North Carolina	60	8,776,922.81	0.43	8.665	319	76.77	588	38.66
North Dakota	2	191,094.58	0.01	8.053	356	87.11	644	46.96
Ohio	391	46,976,747.87	2.32	8.204	315	82.65	631	38.96
Oklahoma	76	7,454,535.04	0.37	8.306	295	83.00	633	38.47
Oregon	96	19,467,991.37	0.96	7.663	326	76.60	642	40.54
Pennsylvania	341	43,661,873.12	2.16	7.968	320	79.62	625	40.15
Rhode Island	95	21,379,092.33	1.06	7.567	331	74.51	628	38.59
South Carolina	36	4,638,388.59	0.23	8.644	307	78.18	597	40.36
South Dakota	4	416,890.07	0.02	7.701	332	84.22	633	41.67
Tennessee	167	19,632,996.63	0.97	7.928	296	83.15	639	39.12
Texas	57	7,287,034.69	0.36	9.091	340	87.26	619	40.06
Utah	20	3,335,487.46	0.16	8.050	311	80.49	621	38.12
Vermont	8	1,249,392.84	0.06	8.294	336	75.58	632	45.75
Virginia	288	60,572,260.00	2.99	7.440	338	78.41	631	40.93
Washington	167	34,578,635.20	1.71	7.421	340	79.75	631	42.74
West Virginia	90	10,489,930.90	0.52	8.594	324	83.22	600	37.39
Wisconsin	159	23,974,607.80	1.18	8.064	285	82.76	630	40.63
Wyoming	7	924,951.35	0.05	8.492	337	81.71	589	36.90
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.500 - 0.999	1	$277,245.48	0.02%	5.575%	352	74.99%	698	38.00%
1.000 - 1.499	8	1,721,070.16	0.13	5.839	354	60.27	675	43.57
1.500 - 1.999	26	5,470,038.90	0.42	6.236	351	65.63	666	46.55
2.000 - 2.499	59	12,435,878.58	0.95	6.475	355	70.83	629	43.02
2.500 - 2.999	90	18,357,969.38	1.41	6.950	355	72.46	613	43.25
3.000 - 3.499	249	52,116,089.00	4.00	7.458	354	73.94	612	43.35
3.500 - 3.999	529	115,756,554.31	8.88	7.667	355	75.77	621	41.21
4.000 - 4.499	814	189,778,601.03	14.57	7.740	355	77.25	633	41.56
4.500 - 4.999	1,314	296,140,091.51	22.73	7.568	355	78.50	643	40.93
5.000 - 5.499	1,227	272,716,164.39	20.93	7.770	355	78.25	639	40.89
5.500 - 5.999	819	179,888,731.45	13.81	7.952	355	80.02	629	40.74
6.000 - 6.499	448	89,257,451.57	6.85	8.250	355	83.38	631	39.61
6.500 - 6.999	196	36,564,899.76	2.81	8.377	355	86.33	635	40.69
7.000 - 7.499	94	15,857,350.85	1.22	8.859	355	91.66	648	41.80
7.500 - 7.999	80	13,785,147.72	1.06	8.867	353	80.52	627	41.85
8.000 - 8.499	20	2,022,883.76	0.16	9.017	353	85.94	640	35.91
8.500 - 8.999	5	764,777.06	0.06	9.521	352	80.96	564	43.79
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	140	$34,277,072.26	2.63%	5.815%	354	73.13%	683	40.55%
6.000 - 6.499	352	82,990,858.73	6.37	6.276	354	76.39	672	42.06
6.500 - 6.999	871	213,344,044.95	16.37	6.779	355	77.86	661	41.43
7.000 - 7.499	917	214,909,892.03	16.49	7.256	355	79.02	656	41.74
7.500 - 7.999	1,304	291,517,304.99	22.37	7.754	355	78.73	633	41.17
8.000 - 8.499	736	158,835,119.87	12.19	8.236	355	78.37	620	40.99
8.500 - 8.999	728	150,308,101.71	11.54	8.740	355	79.79	599	40.54
9.000 - 9.499	382	73,256,501.49	5.62	9.241	355	79.80	591	40.57
9.500 - 9.999	325	53,881,632.69	4.14	9.711	355	78.83	578	39.92
10.000 - 10.499	110	16,156,473.34	1.24	10.215	356	80.61	577	39.49
10.500 - 10.999	74	8,972,056.23	0.69	10.686	356	85.24	602	36.87
11.000 - 11.499	17	2,249,551.00	0.17	11.159	356	85.61	608	37.32
11.500 - 11.999	21	2,143,147.44	0.16	11.748	356	78.32	596	38.14
12.000 - 12.499	2	69,188.18	0.01	12.324	356	66.17	557	19.10
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.500 - 12.999	139	$34,227,356.93	2.63%	5.811%	354	73.19%	683	40.55%
13.000 - 13.499	352	82,990,858.73	6.37	6.276	354	76.39	672	42.06
13.500 - 13.999	871	213,344,044.95	16.37	6.779	355	77.86	661	41.43
14.000 - 14.499	917	214,909,892.03	16.49	7.256	355	79.02	656	41.74
14.500 - 14.999	1,306	291,547,758.72	22.38	7.755	355	78.72	633	41.17
15.000 - 15.499	737	159,049,395.68	12.21	8.235	355	78.38	620	40.99
15.500 - 15.999	727	150,162,870.58	11.53	8.740	355	79.78	599	40.53
16.000 - 16.499	384	73,422,824.83	5.64	9.243	355	79.80	591	40.58
16.500 - 16.999	325	53,907,552.28	4.14	9.712	355	78.87	578	39.93
17.000 - 17.499	108	15,990,150.00	1.23	10.216	356	80.62	576	39.45
17.500 - 17.999	73	8,896,353.56	0.68	10.686	356	85.29	602	36.88
18.000 - 18.499	17	2,249,551.00	0.17	11.159	356	85.61	608	37.32
18.500 - 18.999	21	2,143,147.44	0.16	11.748	356	78.32	596	38.14
19.000 - 19.499	2	69,188.18	0.01	12.324	356	66.17	557	19.10
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.500	62	$13,434,335.49	1.03%	7.988%	351	78.22%	638	43.41%
3.000	5,917	1,289,476,609.42	98.97	7.765	355	78.56	634	41.08
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	909	$166,117,896.86	12.75%	8.283%	353	75.13%	576	41.92%
1.500	5,070	1,136,793,048.05	87.25	7.692	355	79.06	642	40.98
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13 - 15	121	$26,027,222.91	2.00%	7.940%	351	77.93%	628	41.25%
16 - 18	1,056	235,638,158.34	18.09	7.633	353	79.90	643	40.93
19 - 21	2,048	464,429,041.77	35.65	7.944	356	78.74	634	41.16
22 - 24	164	37,923,075.68	2.91	8.084	358	79.16	633	40.97
25 - 27	34	5,951,907.83	0.46	8.113	351	80.96	631	40.12
28 - 30	654	136,343,892.80	10.46	7.252	353	78.80	644	41.01
31 - 33	1,252	275,147,774.25	21.12	7.722	355	78.29	630	41.58
34 - 36	75	17,627,484.48	1.35	8.096	358	80.80	633	38.53
49 - 51	16	2,787,351.15	0.21	7.110	347	75.44	632	36.90
52 - 54	170	29,944,969.26	2.30	7.823	351	74.36	622	41.39
55 - 57	363	67,018,087.84	5.14	7.863	355	74.32	604	40.59
58 - 60	26	4,071,978.60	0.31	8.313	358	78.70	620	37.63
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%